Exhibit 99.3
EXPLANATORY NOTE
The consolidated financial statements included in this Exhibit 99.3 reflect the inclusion of condensed consolidating financial information (see Note 10). Except as set forth in the immediately preceding sentence, there have been no changes to the financial information set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	March 31,	December 31,
(in millions, except share data)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$725.0	$530.7
Restricted cash and investments	6.1	4.8
Receivables, net	1,200.8	1,155.9
Inventories	180.1	203.0
Deferred taxes	120.3	118.2
Prepaid expenses and other current assets	24.5	31.2

Total current assets	2,256.8	2,043.8
Property and equipment, net	219.6	222.2
Goodwill	2,880.9	2,881.1
Other intangible assets, net	323.0	332.6
Other assets	28.4	29.5

Total assets	$5,708.7	$5,509.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$1,365.4	$1,380.7
Accounts payable	490.9	496.4
Accrued expenses	489.9	420.5
Current maturities of long-term debt	520.1	420.0
Current liabilities of discontinued operations	4.9	4.1

Total current liabilities	2,871.2	2,721.7
Long-term debt	1,160.3	1,340.3
Other liabilities	377.2	369.0

Total liabilities	4,408.7	4,431.0

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common Stock, 1,000,000,000 authorized, $0.01 par value; shares issued: 318,923,000 and 318,958,000 respectively; shares outstanding: 247,829,000 and 247,649,000, respectively	3.2	3.2
Additional paid-in capital	645.7	640.8
Accumulated other comprehensive income	4.9	6.2
Retained earnings	3,575.4	3,361.0

	4,229.2	4,011.2
Common stock in treasury at cost, 71,094,000 and 71,309,000 shares, respectively	(2,929.2)	(2,933.0)

Total stockholders’ equity	1,300.0	1,078.2

Total liabilities and stockholders’ equity	$5,708.7	$5,509.2

See accompanying Notes to Unaudited Consolidated Financial Statements

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2009	2008
Revenues [1]	$5,422.8	$5,490.8
Cost of revenues [1]	4,888.7	5,024.7

Gross profit	534.1	466.1
Selling, general and administrative	178.6	171.5

Operating income	355.5	294.6

Other (expense) income:
Undistributed loss from joint venture	—	(0.2)
Interest income	0.9	5.3
Interest expense	(17.1)	(23.3)

	(16.2)	(18.2)

Income before income taxes	339.3	276.4
Provision for income taxes	124.6	98.1

Net income from continuing operations	214.7	178.3
Net loss from discontinued operations, net of tax	(0.3)	(1.1)

Net income	$214.4	$177.2

Weighted average number of common shares outstanding during the period:
Basic:	247.6	252.3
Diluted:	249.3	255.7

Basic earnings per share:
Continuing operations	$0.87	$0.71
Discontinued operations	—	—
Net earnings	0.87	0.70

Diluted earnings per share:
Continuing operations	$0.86	$0.70
Discontinued operations	—	—
Net earnings	0.86	0.69

[1]	Includes retail pharmacy co-payments of $822.7 million and $887.7 million for the three months ended March 31, 2009 and 2008, respectively.
See accompanying Notes to Unaudited Consolidated Financial Statements

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Changes in Stockholders’ Equity

	Number
	of Shares	Amount
				Accumulated
			Additional	Other
	Common	Common	Paid-in	Comprehensive	Retained	Treasury
(in millions)	Stock	Stock	Capital	Income	Earnings	Stock	Total

Balance at December 31, 2008	318.9	$3.2	$640.8	$6.2	$3,361.0	$(2,933.0)	$1,078.2
Comprehensive income:
Net income	—	—	—	—	214.4	—	214.4
Other comprehensive (loss):
Foreign currency translation adjustment	—	—	—	(1.3)	—	—	(1.3)

Comprehensive (loss) income	—	—	—	(1.3)	214.4	—	213.1
Treasury stock acquired	—	—	—	—	—	—	—
Changes in stockholders’ equity related to employee stock plans	—	—	4.9	—	—	3.8	8.7

Balance at March 31, 2009	318.9	$3.2	$645.7	$4.9	$3,575.4	$(2,929.2)	$1,300.0
See accompanying Notes to Unaudited Consolidated Financial Statements

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
(in millions)	2009	2008
Cash flows from operating activities:
Net income	$214.4	$177.2
Net loss from discontinued operations, net of tax	0.3	1.1

Net income from continuing operations	214.7	178.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.6	24.5
Non-cash adjustments to net income	21.1	21.3
Changes in operating assets and liabilities:
Claims and rebates payable	(15.3)	28.0
Other net changes in operating assets and liabilities	41.3	(3.8)

Net cash provided by operating activities—continuing operations	286.4	248.3
Net cash (used) provided by operating activities—discontinued operations	(0.1)	4.7

Net cash flows provided by operating activities	286.3	253.0

Cash flows from investing activities:
Purchases of property and equipment	(13.6)	(11.7)
Other	3.2	(0.4)

Net cash used in investing activities—continuing operations	(10.4)	(12.1)

Cash flows from financing activities:
Repayment of long-term debt	(80.0)	(60.0)
Tax benefit relating to employee stock compensation	0.3	12.0
Treasury stock acquired	—	(121.1)
Net (cash used) proceeds from employee stock plans	(1.4)	6.7

Net cash used in financing activities	(81.1)	(162.4)

Effect of foreign currency translation adjustment	(0.5)	(1.3)

Net increase in cash and cash equivalents	194.3	77.2
Cash and cash equivalents at beginning of period	530.7	434.7

Cash and cash equivalents at end of period	$725.0	$511.9

See accompanying Notes to Unaudited Consolidated Financial Statements

EXPRESS SCRIPTS, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Summary of significant accounting policies
          Our significant accounting policies normally included in financial statements prepared in conformity with generally accepted accounting principles, have been omitted from this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). However, we believe the disclosures contained in this Form 10-Q are adequate to make the information presented not misleading when read in conjunction with the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 25, 2009. We changed our reportable segments to Pharmacy Benefit Management (“PBM”) and Emerging Markets (“EM”) during the first quarter of 2009 (see Note 8). For a full description of our accounting policies, refer to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
          We believe the accompanying unaudited consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Unaudited Consolidated Balance Sheet at March 31, 2009, the Unaudited Consolidated Statements of Operations for the three months ended
          March 31, 2009 and 2008, the Unaudited Consolidated Statement of Changes in Stockholders’ Equity for the
three months ended March 31, 2009, and the Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.
          New Accounting Guidance. In December 2007, the FASB issued FAS 141R, “Business Combinations” and FAS 160, “Business Combinations and Noncontrolling Interests” (“FAS 141R” and “FAS 160”, respectively). FAS 141R and FAS 160 are effective for fiscal years beginning after December 15, 2008. FAS 141R changes the definitions of a business and a business combination, and will result in more transactions recorded as business combinations. Certain acquired contingencies will be recorded initially at fair value on the acquisition date, transaction and restructuring costs generally will be expensed as incurred and in partial acquisitions, companies generally will record 100 percent of the assets and liabilities at fair value, including goodwill. In April 2009, the FASB issued Financial Staff Position (“FSP”) FAS 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” which amends and clarifies the accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This FSP is effective as of the start of the first quarter 2009. We will account for all future business combinations under the provisions of FAS 141R.
          In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets” which intends to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure the fair value of the asset. This FSP is effective for fiscal years beginning after December 15, 2008. These provisions will be applied to future intangible assets acquired.
Note 2 — Fair value measurements
          In September 2006, the FASB issued FAS 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. FAS 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. This standard does not expand the use of fair value to any new circumstances. FAS 157 was effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. On February 6, 2008 the FASB approved the FSP which deferred the effective date of FAS 157 until the first quarter 2009 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.
          In April 2009, the FASB issued three FSPs: (1) FSP FAS 157-4. “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions

That Are Not Orderly” which provides guidance on determining fair value when market activity has decreased, (2) FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” which addresses other-than-temporary impairments for debt securities; and (3) FSP FAS 107-1 and APB 28-1, “Interim Disclosures About Fair Value of Financial Instruments” which discusses fair value disclosures for financial instruments in interim periods. The FSPs are effective for interim and annual periods ending after June 15, 2009. We do not believe the adoption of these FSPs will have a material impact on our financial statements.
          We adopted FAS 157 as of January 1, 2008, and adopted the application of the statement to nonrecurring nonfinancial assets and nonfinancial liabilities as of January 1, 2009. Our adoption of FAS 157 did not have a material impact on our consolidated financial position, results of operations or cash flows.
          FAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices for similar assets and liabilities in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions.
          Financial assets accounted for at fair value on a recurring basis at March 31, 2009 include cash equivalents of $621.1 million, restricted cash and investments of $6.1 million and trading securities of $12.2 million (included in other assets). These assets are carried at fair value based on quoted market prices for identical securities (Level 1 inputs).
          As of March 31, 2009 short-term investments, included in prepaid expenses and other current assets in the unaudited consolidated balance sheet, were carried at fair value and consisted of our investment in the Reserve Primary Fund (the “Primary Fund”), which is a money market fund. The estimated fair value of our investment in the Primary Fund was $5.1 million as of March 31, 2009. The net asset value of the Primary Fund decreased below $1 per share as a result of the Primary Fund’s valuing at zero its holdings of debt securities by Lehman Brothers Holdings, Inc., which filed for bankruptcy on September 15, 2008. Accordingly, we recognized an unrealized loss of $2.0 million in the third quarter of 2008 and we reclassified the Primary Fund investment from cash and cash equivalents to prepaid expenses and other current assets in the unaudited consolidated balance sheet. We assessed the fair value of the underlying collateral for the Primary Fund through evaluation of the liquidation value of assets held by the Primary Fund, which is classified within Level 3 of the fair value hierarchy. There were no assets or liabilities classified as Level 3 prior to the third quarter of 2008.
          We received cash distributions from the Primary Fund of $38.9 million during 2008, $3.3 million in the three months ended March 31, 2009 and $2.2 million subsequent to March 31, 2009. We expect to receive future distributions as the Primary Funds’s assets mature or are sold. If the markets for short-term securities remain illiquid, there may be further declines in the value of our remaining investments. To the extent we determine there is a further decline in fair value, we may recognize additional losses in future periods up to the aggregate amount of these investments of $5.1 million at March 31, 2009.
Note 3 — Discontinued operations
          On June 30, 2008, we completed the sale of CuraScript Infusion Pharmacy, Inc. (“IP”), our infusion pharmacy line of business, for $27.5 million which includes an estimated pre-tax gain of approximately $7.4 million in 2008. Rights to certain working capital balances related to IP were not sold and are retained on the balance sheet as of March 31, 2009. For a period of time, we will continue to generate cash flows and income statement activity on assets and liabilities of discontinued operations as these working capital balances wind down, which are not expected to be material.
     The results of operations for IP are reported as discontinued operations for all periods presented in the accompanying Unaudited Consolidated Statements of Operations. Additionally, for all periods presented, assets and liabilities of the discontinued operations are segregated in the accompanying Unaudited Consolidated Balance Sheets, and cash flows of our discontinued operations are segregated in our accompanying Unaudited Consolidated Statement of Cash Flows.

          On April 4, 2008, we completed the sale of Custom Medical Products, Inc. (“CMP”) and recorded a pre-tax loss of approximately $1.3 million in the second quarter of 2008.
          Certain information with respect to the discontinued operations for the three months ended March 31, 2009 and 2008 is summarized as follows:

	Three Months Ended
	March 31,
(in millions)	2009	2008

Revenues	$—	$25.8
Net loss from discontinued operations, net of tax	(0.3)	(1.1)
Income tax benefit from discontinued operations	0.2	0.4
Note 4 — Acquisition
          On July 22, 2008, we completed the acquisition of the Pharmacy Services Division of MSC — Medical Services Company (“MSC”), a privately held PBM, for a purchase price of $251.0 million, which includes a purchase price adjustment for working capital and transaction costs. MSC is a leader in providing PBM services to clients providing workers’ compensation benefits. The transaction was accounted for under the provisions of FAS 141, “Business Combinations.” The purchase price was funded through internally generated cash and temporary borrowings under the revolving credit facility. This acquisition is reported as part of our PBM segment.
          The purchase price has been preliminarily allocated based upon the estimated fair value of net assets acquired at the date of the acquisition. A portion of the excess of purchase price over tangible net assets acquired has been allocated to intangible assets, consisting of customer relationships in the amount of $28.9 million and internally developed software in the amount of $1.2 million, which are being amortized using a straight-line method over estimated useful lives of fifteen years and five years, respectively. The acquired customer relationships and internally developed software are included in other intangibles, net and property and equipment, net, respectively, in the consolidated balance sheet. In addition, the excess of purchase price over tangible net assets and identified intangible assets acquired has been allocated to goodwill in the amount of $208.5 million. The amounts preliminarily assigned to intangible assets and goodwill may be further adjusted pending finalization of the purchase price and asset valuation. Goodwill is not deductible for tax purposes.
Note 5 — Earnings per share
          Basic earnings per share (“EPS”) is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed in the same manner as basic earnings per share but adds the number of additional common shares that would have been outstanding for the period if the dilutive potential common shares had been issued. The following is the reconciliation between the number of weighted average shares used in the basic and diluted EPS calculations for all periods:

	Three Months Ended
	March 31,
(in millions)	2009	2008
Weighted average number of common shares outstanding during the period — Basic EPS	247.6	252.3
Dilutive common stock equivalents:
Outstanding stock options, “stock-settled” stock appreciation rights (“SSRs”), restricted stock units, and executive deferred compensation units(1)	1.7	3.4

Weighted average number of common shares outstanding during the period — Diluted EPS	249.3	255.7

(1)	Excludes awards of 4.4 million and 0.3 million for the three months ended March 31, 2009 and 2008, respectively. These were excluded because their effect was anti-dilutive.

          The above shares are all calculated under the “treasury stock” method in accordance with FAS 128, “Earnings per Share.”
Note 6 — Stock-based compensation plans
          Under our stock-based compensation plans, we have issued stock options, SSRs, restricted stock awards, restricted stock units, and performance share awards. Awards are typically settled using treasury shares. The maximum contractual term of stock options and SSRs granted under the 2000 Long Term Incentive Plan (“LTIP”) is 10 years. Due to the nature of the awards, we use the same valuation methods and accounting treatments for SSRs and stock options. During the first three months of 2009, we granted 2,323,000 stock options with a weighted average fair market value of $14.59. The SSRs and stock options have three-year graded vesting.
          During the first three months of 2009, we granted to certain officers and employees approximately 270,000 restricted stock units and performance shares with a weighted average fair market value of $45.74. The restricted stock units have three-year graded vesting and the performance shares cliff vest at the end of the three years. The number of performance shares that ultimately vest is dependent upon achieving specific performance targets. Prior to vesting, these shares are subject to forfeiture to us without consideration upon termination of employment under certain circumstances. The total number of non-vested restricted stock and performance share awards was 622,000 at March 31, 2009 and 518,000 at December 31, 2008.
          We recognized stock-based compensation expense of $9.6 million and $9.0 million in the three months ended March 31, 2009 and 2008, respectively. Unamortized stock-based compensation as of March 31, 2009 was $42.4 million for stock options and SSRs and $20.4 million for restricted stock and performance shares.
          The fair value of options and SSRs granted is estimated on the date of grant using a Black-Scholes multiple option-pricing model with the following weighted average assumptions:

	Three Months Ended March 31,
	2009	2008

Expected life of option	3-5 years	3-5 years
Risk-free interest rate	1.3%-1.9%	1.9%-2.9%
Expected volatility of stock	35-39%	30%
Expected dividend yield	None	None
Note 7 — Contingencies
          We accrue self-insurance reserves based upon estimates of the aggregate liability of claim costs in excess of our insurance coverage. Reserves are estimated using certain actuarial assumptions followed in the insurance industry and our historical experience. The majority of these claims are legal claims and our liability estimate is primarily related to the cost to defend these claims. We do not accrue for settlements, judgments, monetary fines or penalties until such amounts are probable and estimable, in compliance with FAS 5, “Accounting for Contingencies.” Under FAS 5, if the range of possible loss is broad, the liability accrued should be based on the lower end of the range.
          While we believe our services and business practices are in compliance with applicable laws, rules and regulations in all material respects, we cannot predict the outcome of these matters at this time. An unfavorable outcome in one or more of these matters could result in the imposition of judgments, monetary fines or penalties, or injunctive or administrative remedies. We can give no assurance that such judgments, fines and remedies, and future costs associated with legal matters, would not have a material adverse effect on our financial condition, our consolidated results of operations or our consolidated cash flows.

Note 8 — Segment information
          During the first quarter of 2009, we changed our organizational structure with new strategic business segments: PBM and EM. Previously, we had reported segments of PBM and SAAS. Our chief operating decision maker assessed performance under this new structure during the first quarter of 2009. The Specialty Pharmacy operations, which were previously in our SAAS segment, have been operationally integrated with our PBM operations in order to maximize its growth and improve efficiency. Additionally, the following services which were previously in SAAS were operationally integrated into the PBM:
•	bio-pharma services including reimbursement and customized logistics solutions and

•	fulfillment of prescriptions to low-income patients through pharmaceutical manufacturer-sponsored and company-sponsored generic patient assistance programs.
The EM segment primarily consists of the following services:
•	distribution of pharmaceuticals and medical supplies to providers and clinics,

•	distribution of fertility pharmaceuticals requiring special handling or packaging,

•	distribution of sample units to physicians and verification of practitioner licensure and

•	healthcare account administration and implementation of consumer-directed healthcare solutions.
          EM services represent opportunity for growth and aligning them together under strong leadership will benefit these key investments.
          As noted above, we report segments on the basis of services offered and have determined we have two reportable segments: PBM and EM. Our domestic and Canadian PBM operating segments have similar characteristics and as such have been aggregated into a single PBM reporting segment.
          Operating income is the measure used by our chief operating decision maker to assess the performance of each of our operating segments. The following table presents information about our reportable segments for the three months ended March 31, 2009 and 2008. The 2008 segment disclosures have been reclassified in the table below to reflect the new segment structure. The discontinued operations described in Note 3 have been excluded from the table.

(in millions)	PBM	EM	Total

For the three months ended March 31, 2009
Product revenue:
Network revenues(1)	$3,250.6	$—	$3,250.6
Home delivery and specialty revenues	1,781.4	—	1,781.4
Other revenues	16.4	300.0	316.4
Service revenues	64.1	10.3	74.4

Total revenues	5,112.5	310.3	5,422.8
Depreciation and amortization expense	21.4	3.2	24.6
Operating income	351.7	3.8	355.5
Interest income			0.9
Interest expense			(17.1)

Income before income taxes			339.3
Capital expenditures	13.4	0.2	13.6

(in millions)	PBM	EM	Total

For the three months ended March 31, 2008
Product revenue:
Network revenues(1)	$3,278.5	$—	$3,278.5
Home delivery and specialty revenues	1,776.6	—	1,776.6
Other revenues	11.1	350.7	361.8
Service revenues	62.5	11.4	73.9

Total revenues	5,128.7	362.1	5,490.8
Depreciation and amortization expense	21.6	2.9	24.5
Operating income (loss)	294.4	0.2	294.6
Non-operating gains, net			—
Undistributed loss from joint venture			(0.2)
Interest income			5.3
Interest expense			(23.3)

Income before income taxes			276.4
Capital expenditures	11.1	0.6	11.7

(1)	Includes retail pharmacy co-payments of $822.7 million and $887.7 million for the three months ended March 31, 2009 and 2008, respectively.
The following table presents balance sheet information about our reportable segments. The discontinued operations did not have any assets as of March 31, 2009 and December 31, 2008.

(in millions)	PBM	EM	Total

As of March 31, 2009
Total assets	$5,212.8	$495.9	$5,708.7
Investment in equity method investees	4.1	0.0	4.1

As of December 31, 2008
Total assets	$5,011.9	$497.3	$5,509.2
Investment in equity method investees	4.0	0.0	4.0
          PBM product revenue consists of revenues from the sale of prescription drugs by retail pharmacies in our retail pharmacy networks, revenues from the dispensing of prescription drugs from our home delivery pharmacies, and distribution of certain specialty drugs. EM product revenues consist of distribution of certain fertility drugs and revenues from drug distribution services.
          PBM service revenue includes administrative fees associated with the administration of retail pharmacy networks contracted by certain clients, market research programs, informed decision counseling services, and specialty distribution services. EM service revenue includes revenues from sample distribution, accountability services, and healthcare account administration.
          Revenues earned by our Canadian PBM totaled $10.8 million and $12.0 million for the three months ended March 31, 2009 and 2008, respectively. All other revenues were earned in the United States. Long-lived assets of our Canadian PBM (consisting primarily of fixed assets) totaled $10.2 million and $10.7 million as of March 31, 2009 and December 31, 2008, respectively. All other long-lived assets are domiciled in the United States.

Note 9 — Subsequent event
          On April 9, 2009, we entered into a Stock and Interest Purchase Agreement (the “Acquisition Agreement”) with WellPoint, Inc., an Indiana corporation (“WellPoint”). The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the Acquisition Agreement, we will purchase all of the shares and equity interests of three WellPoint subsidiaries, NextRx, Inc., NextRx Services, Inc., and NextRx, LLC, that provide pharmacy benefit management services, in exchange for total consideration of $4.675 billion composed of $3.275 billion in cash and $1.4 billion in shares of our common stock (valued based on average closing price over the 60 days preceding the closing of the acquisition). We may, in our discretion, replace all or any portion of the common stock consideration with cash. Additionally, the parties have agreed to make an election under Section 338(h)(10) of the Internal Revenue Code with respect to the transaction. We estimate the value of such election to us to be between $800 million and $1.2 billion dependent upon the discount factor and tax rate assumed. At the closing of the acquisition, we will enter into a 10-year contract with WellPoint under which we will provide pharmacy benefits management services to WellPoint and its designated affiliates. WellPoint’s NextRx subsidiaries provide PBM services to approximately 25 million Americans and manage more than 265 million adjusted prescriptions annually. We anticipate that the transaction will close in the second half of 2009. The transaction will be accounted for under the provisions of FAS 141R “Business Combinations.”
Note 10 — Condensed consolidating financial information
          We are currently party to an agreement relating to the acquisition of the pharmacy benefit management business of WellPoint, Inc. for total consideration of $4.675 billion (see Note 9). We expect to file a shelf registration statement which includes potential guarantors for any senior unsecured debt securities we may issue to finance a portion of the acquisition consideration. The debt securities, if issued, will be jointly and severally and fully and unconditionally guaranteed by our 100% owned domestic subsidiaries, other than certain regulated subsidiaries including Express Scripts Insurance Company. The following condensed consolidating financial information has been prepared in accordance with the requirements for presentation of such information. Effective June 30, 2008, CuraScript Infusion Pharmacy, Inc. was sold and effective April 4, 2008, Custom Medical Products, Inc. (“CMP”) was sold and are included as discontinued operations in those of the non-guarantors. Subsequent to the acquisition of Pharmacy Services Division of MSC — Medical Services Company (“MSC”) on July 22, 2008 and Connect Your Care, LLC (“CYC”) on October 10, 2007, the assets, liabilities and operations of the 100% owned domestic subsidiaries have been included in those of the guarantors. The following presents the condensed consolidating financial information separately for:
(i)	Express Scripts, Inc. (the Parent Company), which will be the issuer of the guaranteed obligations;

(ii)	Guarantor subsidiaries, on a combined basis, as will be specified in the indentures related to Express Scripts’ obligations under the notes;

(iii)	Non-guarantor subsidiaries, on a combined basis;

(iv)	Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions between or among the Parent Company, the guarantor subsidiaries and the non-guarantor subsidiaries, (b) eliminate the investments in our subsidiaries and (c) record consolidating entries; and

(v)	Express Scripts, Inc. and subsidiaries on a consolidated basis.

Condensed Consolidating Balance Sheet

	Express		Non-
(in millions)	Scripts, Inc.	Guarantors	Guarantors	Eliminations	Consolidated

As of March 31, 2009
Cash and cash equivalents	$670.2	$20.8	$34.0	$—	$725.0
Receivables, net	766.1	427.7	7.0	—	1,200.8
Other current assets	91.3	236.8	2.9	—	331.0

Total current assets	$1,527.6	$685.3	$43.9	$—	$2,256.8

Property and equipment, net	166.9	47.8	4.9	—	219.6
Investments in subsidiaries	3,698.1	—	—	(3,698.1)	—
Intercompany	(598.5)	651.2	(52.7)	—	—
Goodwill, net	252.6	2,607.5	20.8	—	2,880.9
Other intangible assets, net	25.3	293.9	3.8	—	323.0
Other assets	22.0	3.0	3.4	—	28.4

Total assets	$5,094.0	$4,288.7	$24.1	$(3,698.1)	$5,708.7

Claims and rebates payable	$1,356.1	$9.3	$—	$—	$1,365.4
Accounts payable	444.2	44.4	2.3	—	490.9
Accrued expenses	244.5	243.7	1.7	—	489.9
Current maturities of long-term debt	520.1	—	—	—	520.1
Other current liabilities	—	—	4.9	—	4.9

Total current liabilities	$2,564.9	$297.4	$8.9	$—	$2,871.2

Long-term debt	1,160.3	—	—	—	1,160.3
Other liabilities	68.8	307.3	1.1	—	377.2
Stockholders’ equity	1,300.0	3,684.0	14.1	(3,698.1)	1,300.0

Total liabilities and stockholders’ equity	$5,094.0	$4,288.7	$24.1	$(3,698.1)	$5,708.7

As of December 31, 2008
Cash and cash equivalents	$488.1	$8.9	$33.7	$—	$530.7
Receivables, net	720.1	430.4	5.4	—	1,155.9
Other current assets	101.2	253.3	2.7	—	357.2

Total current assets	$1,309.4	$692.6	$41.8	$—	$2,043.8

Property and equipment, net	164.1	53.6	4.5	—	222.2
Investments in subsidiaries	3,647.2	—	—	(3,647.2)	—
Intercompany	(494.2)	546.8	(52.6)	—	—
Goodwill, net	252.5	2,607.3	21.3	—	2,881.1
Other intangible assets, net	26.6	301.9	4.1	—	332.6
Other assets	22.7	4.0	2.8	—	29.5

Total assets	$4,928.3	$4,206.2	$21.9	$(3,647.2)	$5,509.2

Claims and rebates payable	$1,371.3	$9.4	$—	$—	$1,380.7
Accounts payable	445.6	47.9	2.9	—	496.4
Accrued expenses	204.6	213.8	2.1	—	420.5
Current maturities of long-term debt	420.0	—	—	—	420.0
Other current liabilities	—	—	4.1	—	4.1

Total current liabilities	$2,441.5	$271.1	$9.1	$—	$2,721.7

Long-term debt	1,340.3	—	—	—	1,340.3
Other liabilities	68.3	300.7	—	—	369.0
Stockholders’ equity	1,078.2	3,634.4	12.8	(3,647.2)	1,078.2

Total liabilities and stockholders’ equity	$4,928.3	$4,206.2	$21.9	$(3,647.2)	$5,509.2

Condensed Consolidating Statement of Operations

	Express		Non-
(in millions)	Scripts, Inc.	Guarantors	Guarantors	Eliminations	Consolidated

For the three months ended March 31, 2009
Revenues	$3,169.5	$2,236.2	$17.1	$—	$5,422.8
Operating expenses	2,901.3	2,151.8	14.2		5,067.3

Operating income	268.2	84.4	2.9		355.5
Interest (expense) income, net	(13.5)	(2.2)	(0.5)		(16.2)

Income before income taxes	254.7	82.2	2.4		339.3
Provision for income taxes	92.4	31.3	0.9		124.6

Net Income from continuing operations	162.3	50.9	1.5	—	214.7
Net loss from discontinued operations, net of tax	—	—	(0.3)		(0.3)
Equity in earnings of subsidiaries	52.1	—	—	(52.1)	—

Net income	$214.4	$50.9	$1.2	$(52.1)	$214.4

For the three months ended March 31, 2008
Revenues	$2,359.4	$3,116.0	$15.4	$—	$5,490.8
Operating expenses	2,229.7	2,954.2	12.3		5,196.2

Operating income	129.7	161.8	3.1		294.6
Undistributed loss from joint venture	(0.2)	—	—		(0.2)
Interest (expense) income, net	(12.9)	(4.8)	(0.3)		(18.0)

Income before income taxes	116.6	157.0	2.8		276.4
Provision for income taxes	42.1	55.1	0.9		98.1

Net Income from continuing operations	74.5	101.9	1.9	—	178.3
Net loss from discontinued operations, net of tax	—	—	(1.1)		(1.1)
Equity earnings of subsidiaries	102.7	—	—	(102.7)	—

Net income	$177.2	$101.9	$0.8	$(102.7)	$177.2

Condensed Consolidating Statement of Cash Flows

	Express		Non-
(in millions)	Scripts, Inc.	Guarantors	Guarantors	Eliminations	Consolidated

For the three months ended March 31, 2009
Net cash (used) provided by operating activities	$220.9	$116.9	$0.6	$(52.1)	$286.3

Cash flows from investing activities:
Purchase of property and equipment, net	(13.6)	0.9	(0.9)	—	(13.6)
Other	3.2	—	—	—	3.2

Net cash (used) provided in investing activities — continued operations	(10.4)	0.9	(0.9)	—	(10.4)
Net cash (used) provided in investing activities — discontinued operations	—	—	—	—	—
Net cash (used) provided in investing activities	(10.4)	0.9	(0.9)	—	(10.4)

Cash flows from financing activities:
Repayment of long-term debt	(80.0)	—	—	—	(80.0)
Tax benefit relating to employee stock compensation	0.3	—	—	—	0.3
Other	(1.4)	—	—	—	(1.4)
Net transactions with parent	52.7	(105.9)	1.1	52.1	—

Net cash used in financing activities	(28.4)	(105.9)	1.1	52.1	(81.1)

Effect of foreign currency translation adjustment	—	—	(0.5)	—	(0.5)

Net increase in cash and cash equivalents	182.1	11.9	0.3	—	194.3
Cash and cash equivalents at beginning of year	488.1	8.9	33.7	—	530.7

Cash and cash equivalents at end of period	$670.2	$20.8	$34.0	$—	$725.0

Condensed Consolidating Statement of Cash Flows

	Express		Non-
(in millions)	Scripts, Inc.	Guarantors	Guarantors	Eliminations	Consolidated

For the three months ended March 31, 2008
Net cash provided by operating activities	$220.3	$129.7	$5.7	$(102.7)	$253.0

Cash flows from investing activities:
Purchase of property and equipment	(8.3)	(1.0)	(2.4)	—	(11.7)
Other	(0.4)	—	—	—	(0.4)

Net cash (used) in investing activities — continued operations	(8.7)	(1.0)	(2.4)	—	(12.1)
Net cash (used) in investing activities — discontinued operations	—	—	—	—	—
Net cash used in investing activities	(8.7)	(1.0)	(2.4)	—	(12.1)

Cash flows from financing activities:
Repayment of long-term debt	(60.0)	—	—	—	(60.0)
Treasury stock acquired	(121.1)	—	—	—	(121.1)
Tax benefit relating to employee stock compensation	12.0	—	—	—	12.0
Other	6.7	—	—	—	6.7
Net transactions with parent	33.8	(135.6)	(0.9)	102.7	—

Net cash used in financing activities	(128.6)	(135.6)	(0.9)	102.7	(162.4)

Effect of foreign currency translation adjustment	—	—	(1.3)	—	(1.3)

Net increase (decrease) in cash and cash equivalents	83.0	(6.9)	1.1	—	77.2
Cash and cash equivalents at beginning of year	386.3	16.4	32.0	—	434.7

Cash and cash equivalents at end of period	$469.3	$9.5	$33.1	$—	$511.9